UNITED STATES

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HC2 Holdings, Inc.

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H C 2 H OLDINGS , I NC . © HC2 Holdings, Inc. 2020 Investor Presentation April 2020

© 2020 H C 2 H OLDINGS , I NC . 1 I. HC2 Business Overview HC2 Corporate Strategy Overview and 2019 Business Update

© 2020 H C 2 H OLDINGS , I NC . Opportunistically acquire controlling equity stakes in diverse industries, creating value through growth in operating subsidiaries Infuse resources and talent to support portfolio companies and their management teams to grow market value Identify opportunities to create additional value through tuck - in acquisitions Ultimately deliver sustainable profitable growth and long - term value HC2 Is an Established Holdings Company Focused on Creating Sustainable & Enhanced Stockholder Value HC2 Grew Into a Diversified Portfolio of Value Generating Assets Business Overview HC2’s Board Is Committed to Creating Value on Behalf of Stockholders Focused on the Future x Reduce Debt x Cut Overhead Costs x Pursue Strategic Alternatives Executing on Strategic Initiatives x Realize Portfolio Values x Building a Portfolio Focused on Innovation & Growth Unlock Sustainable Stockholder Value HC2’s Leadership Team Took A Company of Just One Unprofitable Asset and in Six Years Built A Value Generating Portfolio Across Multiple Sectors

© 2020 H C 2 H OLDINGS , I NC . HC2’s Long - Term Strategy: Growth & Innovation Building the largest, most comprehensive, state - of - the - art U . S . over - the - air distribution platform for high - quality providers to deliver their content to rapidly growing OTA viewership . Fueling the future, believing that clean energy from Compressed Natural Gas will become the primary alternative to diesel for commercial fleets . Developing innovative healthcare technologies and solutions through strategic investments with significant potential for value creation . Building a Solid Platform For Future Growth: Our objective is to evolve from a highly - leveraged business model to one that unlocks and enhances s tock holder value through GROWTH & INNOVATION Reviewing potential strategic alternatives to capture the value of DBM's strong cash flow generation from its steel fabrication and erection services in the commercial and industrial sectors along with additional offerings in the heavy maintenance and repair industries . Turning a Timely Purchase into Realized Value:

© 2020 H C 2 H OLDINGS , I NC . 2019 Key Segment Highlights 4 • 2019 Net Income of $ 24 . 7 M ; Adjusted EBITDA 2 of $ 75 . 7 M, up 24 % Y/Y . • Contract backlog of $ 497 . 7 M at year end ; approximately $ 826 M on an adjusted basis . • R 2 Technologies and MediBeacon entered into commercial and strategic partnerships, respectively, with Huadong Medicine and received equity investments to fund next phases at both companies at post - money valuations of $ 60 M and $ 315 M, respectively . 1 Global Marine Group ("GMG"), excluding HMN interest. 2 Non - GAAP Measure; see Appendix for reconciliation to U.S. GAAP. 3 Announced subsequent to year - end. 4 U.S. federal excise tax credits for alternative fuels ("AFTC"). 5 Fueling station count includes owned/operated, operated and maintained and stations in - development. • 2019 Net Income of $ 59 . 4 M ; Pre - Tax Insurance AOI 2 of $ 85 . 7 M . • Total Adjusted Capital of approximately $ 338 M . • Announced carriage of high quality content providers, including beIN Sports, Cheddar 3 and DABL . 3 • Made significant progress in the build - out of our nation - wide OTA distribution platform . • 210 operational stations as of early March 2020 , of which ~ 150 are connected to our CentralCast system . • Signed definitive agreement to sell HMN to HengTong Optics Electric Ltd .; closing expected in Q 2 20 20 . • Subsequent to year end, completed the sale of GMG 1 to an investment affiliate of J . F . Lehman & Co . , LLC . • Combined valuation of Marine Services Segment ( 73 % owned by HC 2 ) is $ 390 M . Marine Services Construction Insurance Broadcasting • AFTC 4 renewed for 2018 - 2020 ; recorded $ 10 . 6 M AFTC for 2018 and 2019 fuel sales . • Added 20 fueling stations with the acquisition of ampCNG ; total station footprint ~ 60 stations . 5 • 18 . 9 M gasoline gallon equivalents fueled in 2019 , up from 11 . 8 M in 2018 . Energy Life Sciences

Improving HC2's Capital Structure to Further Enhance Stockholder Value

Delivered on Key 2019 Strategic Initiatives

✓ Marine Asset Sales

TRANSACTIONS VALUED SEGMENT AT $390M

Global Marine Group

- Completed the sale of GMG (excluding HMN) for **$250M**, less debt, pension and other adjustments.
- HC2 received net proceeds of approximately $99M.

HMN Joint Venture

- Announced a definitive agreement for the sale of HMN.
- 49% interest valued at **$140M**; sale to occur in two tranches.
- Expected proceeds of ~$85M for 30% stake, less tax and other adjustments.
- Remaining 19% interest retained under a two-year put option.

✓ Debt Reduction

MARINE SALES PROCEEDS BEGIN THE PROCESS OF DE-LEVERING

Initial Steps Taken

- $77M partial redemption of 11.5% Notes underway; notice to call at 104.5% issued early March.
- Annual interest savings of $8.9M from reduced principal.
- Repaid $15M of borrowings on MSD revolving credit line.
- Once received, HMN net proceeds to HC2 will be used to further redeem additional 11.5% Notes and reduce interest expense.

Next Phase - Realize HC2 Portfolio Value and Revamp Capital Structure

Continental Insurance Group

In advanced discussions with a potential buyer

DBM Global Group

Exploring strategic options, including a potential sale

© 2020 HC2 Holdings, Inc.

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© 2020 H C 2 H OLDINGS , I NC . 6 II. Corporate Governance HC2 Corporate Governance & Board Composition

© 2020 H C 2 H OLDINGS , I NC . Protecting Stockholder Interests Through Corporate Governance 7 x Annual election of directors , declassified Board structure x Majority voting standard to elect directors & director resignation policy x Majority voting standard to amend charter and bylaws x Allows for stockholders to act by written consent x Opted out of Delaware’s freezeout provision x Robust independent oversight (with 5 out of 6 independent directors) x No stockholder rights plan in place x Committed to protecting stockholder interests by allowing them to effect change Stockholder - Friendly Governance Provisions HC2 maintains a governance structure that promotes stockholder input

© 2020 H C 2 H OLDINGS , I NC . HC2’s Independent Board Captures the Expertise Necessary to Create Long - Term Stockholder Value 8 All 5 non - executive Directors are independent Each of the Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee is composed solely of independent Directorsd 0 non - executive Directors have had a relationship with Mr. Falcone prior to joining the Board of HC2 Diverse Perspectives Directors hail from numerous geographies and professional backgrounds The Board is continually refreshed for new perspectives and backgrounds as evident through the recent appointment of independent Director Ms. Julie Springer Leadership Experience Majority of the Board includes current or former senior executives and directors of world - class public companies including other diversified holding companies – Majority of the non - executive Board members have served on other public company Boards & have experience as Chair, Lead Independent Director, or Chair of a Key Committee Industry Knowledge and Experience The Board has broad and deep experience across multiple sectors and industries Majority of the non - executive Directors have rich industry experience coupled with prior leadership roles at diversified holding companies – Skills and experience that are necessary for a publicly - listed holding company’s Board Strong Board Independence 5 of the 6 Board Directors are independent Each of the Nominating & Corporate Governance Committee, Compensation Committee and Audit Committee are composed solely of independent Directors All of the independent Directors are truly independent with 4 of the 5 independent Directors having no prior relationship with HC2’s executive management team

HC2's Highly Qualified, Independent Board

With a complementary set of professional and personal skills, HC2's Board is uniquely qualified to oversee HC2 and drive stockholder value

	Public Board Experience	Public C-Suite Experience	Diversified HoldCo Board Experience	Independent Director	Date Appointed
Philip Falcone	Yes	Yes	Yes		Jan. 2014
Wayne Barr, Jr.	Yes	Yes	Yes	Yes	Jan. 2014
Robert Leffler, Jr.	Yes		Yes	Yes	Sep. 2014
Warren Gfeller	Yes	Yes	Yes	Yes	Jun. 2016
Lee Hillman	Yes	Yes		Yes	Jun. 2016
Julie Springer		Yes		Yes	Feb. 2020

Key Highlights

- ✓ *Public Executive & Director Experience*
- ✓ *Committed to Enhancing Value*
- ✓ *Financial Expertise*
- ✓ *Diverse Sector Experience*
- ✓ *Proven History of Value Creation*
- ✓ *Focused on Corporate Governance*
- ✓ *Deep Diversified HoldCo Expertise*
- ✓ *Fully Accountable to Stockholders*
- ✓ *Regulatory / Risk Management*

HC2's Board has the right mix of skills, experience and expertise to guide long-term success, and the independence to hold management accountable

© 2020 HC2 Holdings, Inc.
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© 2020 H C 2 H OLDINGS , I NC . 10 III. HC2 Executive Compensation HC2’s Compensation Policy Rewards Management Based On Long - Term and Sustainable Company Performance

© 2020 H C 2 H OLDINGS , I NC . HC2 Compensation Philosophy & Approach 11 x The Compensation Committee believes that a rigorous incentive plan will drive our executives to achieve HC2’s corporate short - term and long - term objectives. x Our compensation program reinforces the achievement of key business strategies and objectives through the grant of “at - risk” compensation based upon achievement of established performance targets. x To better align our executive compensation with the interests of our stockholders, our compensation program is strongly tied to HC2’s NAV growth : members of management receive an annual corporate bonus only in years when HC2 achieves NAV growth above an established threshold; in 2019, members of management received an individual bonus, except for Mr. Falcone. 2019 Executive Compensation Package The Committee strongly believes that HC2’s performance and success are directly attributable to our incentive plan, which in turn is correlated to long - term stockholder value creation Pay Element Consideration Components Link to Performance Base Salary Cash Evaluated on an annual basis based on scope of responsibilities, execution of NEO responsibilities and contribution to operational performance. Annual Bonus Cash & Equity Bonus pool funded based on the change in the Company’s Net Asset Value (NAV). The mix of cash and equity (i) ensures variable compensation structure that ties executives’ pay to achievement of rigorous performance targets, and (ii) rewards and promotes long - term value creation by the NEOs.

HC2's NAV Compensation Plan Focuses on Long-Term Value Creation for Stockholders

HC2's NAV Plan Holds Management Accountable for Company Performance and Growth

- ✓ The NAV Plan **only awards members of management** an annual bonus in years **where the Company experiences NAV growth above an established threshold**
  - **This encourages management to focus on asset appreciation and cash flow generation for its subsidiaries**
- ✓ **The NAV Plan has been in place since the inception of HC2** and was adopted from a prior public holding company where the compensation plan was proposed by stockholders
- ✓ Certain compensation awarded under the NAV Plan is **subject to future Company performance**
  - Unpaid deferred cash compensation awarded prior to 2019 is subject to claw-back based on future NAV performance for the following 2 years[1]
  - All equity compensation is subject to a 3 year vesting period
- ✓ Future NAV Growth is benchmarked to the NAV's previous high watermark to **promote sustainable asset growth**
- ✓ **Management did not receive a bonus in 2019 and 2015 pursuant to the terms of the NAV Plan**

Executive Management Compensation Breakout Over The Past 3 Years[2]



Other
0.4%
Salary
11.5%
Performance Based Cash Bonus
35.9%
Restricted Equity Compensation
52.2%

Over 88% of HC2's Executive Compensation is Earned Equity Compensation Subject to Additional Vesting or Earned Cash Bonuses Partially Subject to Future Claw-Backs

HC2's Compensation Structure Is Focused on NAV Growth and Aligned to Stockholder Interests

(1) Based on external compensation consultant's review of the NAV Plan, starting in 2019 the cash based bonus component is no longer partially deferred and subject to performance claw-backs
(2) The break out compensation type is based on the compensation awarded from 2017 to 2019 per the Company's consent revocation statement filed with the SEC, which includes discretionary cash bonuses paid to members of management under the NAV Plan based on the achievement of individual performance targets.

© 2020 HC2 Holdings, Inc.

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© 2020 H C 2 H OLDINGS , I NC . Being Responsive to Our Stockholders 13 At our 2019 annual meeting, we received 49% support on our Say - on - Pay proposal. In response to this support level, we engaged in a robust outreach to stockholders representing more than 58% of the Company’s shares to understand and address their concerns with respect to our executive compensation program. Below are the concerns we heard and how we addressed them. What We Heard How We Responded Stockholders requested that we improve the disclosure around the calculations of our NAV metric In our 2020 annual meeting proxy, we will be providing enhanced disclosure around how the NAV metric is calculated, the rationale behind the metric, and why the metric is important for stockholder value creation Stockholders believe that our CEO’s pay was high relative to peers Under the NAV Plan, Mr. Falcone will not receive any bonus or other incentive compensation for 2019, demonstrating that the existing bonus compensation structure objectively holds management accountable for performance . Mr. Falcone’s average cash compensation since HC2’s founding in 2014 is $1.8M per year, and the rest of Mr. Falcone’s compensation consists of equity awards subject to vesting conditions, options that are currently out of the money, or deferred cash awards subject to performance criteria. Mr. Falcone’s significant share ownership demonstrates his committed alignment with the long - term interests of stockholders Stockholders said they would like to see equity awards based on performance metrics The Compensation Committee is evaluating this request and will update stockholders when it determines how it will proceed.

Disclaimer

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This communication, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may," "will," "could," "might" or "continues" or similar expressions. The forward-looking statements in this communication include, without limitation, any statements regarding our expectations regarding building stockholder value, future cash flow, longer-term growth and invested assets, the timing or prospects of any refinancing of HC2's remaining corporate debt, any statements regarding HC2's expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global, reducing HC2's leverage and related interest expense at the holding company level generally and with the net proceeds of such divestitures, reducing corporate overhead, growth opportunities at HC2's Broadcasting and Energy businesses and unlocking value at HC2's Life Sciences segment. Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company's actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (the "SEC"), including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and its subsidiaries to raise capital; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2's common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption "Risk Factors" in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

© 2020 HC2 Holdings, Inc.
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Disclaimer

Important Additional Information and Where to Find It

HC2 plans to file a proxy statement (the "2020 Proxy Statement"), together with a WHITE proxy card, and a definitive consent revocation statement (the "Consent Revocation Statement"), together with a WHITE consent revocation card, with the SEC, respectively, in connection with the solicitation of proxies for the annual meeting of HC2's stockholders (the "Annual Meeting") and the consent solicitation initiated by Percy Rockdale LLC and certain of its affiliates (the "Consent Solicitation"). STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT AND THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HC2 FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement, the Consent Revocation Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card and the WHITE consent revocation card) when filed by HC2 with the SEC in connection with the Annual Meeting and the Consent Solicitation at the SEC's website (http://www.sec.gov), at HC2's website (http://ir.hc2.com) or by contacting Okapi Partners LLC by phone at (877) 274-8654, by email at info@okapipartners.com or by mail at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036.

Participants in the Solicitation

HC2, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies and consent revocation cards from stockholders in connection with the Annual Meeting and the Consent Solicitation. Additional information regarding the identity of these potential participants, none of whom (other than Philip A. Falcone, HC2's Chairman, President and Chief Executive Officer) owns in excess of one percent (1%) of HC2's shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2020 Proxy Statement, the Consent Revocation Statement and other materials to be filed with the SEC in connection with the Annual Meeting and the Consent Solicitation. Information relating to the foregoing can also be found in HC2's definitive proxy statement for its 2019 annual meeting of stockholders (the "2019 Proxy Statement"), filed with the SEC on April 29, 2019. To the extent holdings of HC2's securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2019 Proxy Statement, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

© 2020 HC2 Holdings, Inc.
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© 2020 H C 2 H OLDINGS , I NC . 16 Appendix: Non - GAAP Reconciliation Non - GAAP Reconciliation

Reconciliation of U.S. GAAP Income (Loss) to Adjusted EBITDA

(in millions)

	Year ended December 31, 2019								
	Core Operating Subsidiaries				Early Stage & Other				
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other and Elimination	Non-operating Corporate	HC2
Net loss attributable to HC2 Holdings, Inc.									$ (31.5)
Less: Net Income attributable to HC2 Holdings Insurance segment									59.4
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									(8.9)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$ 24.7	$ (2.6)	$ 4.2	$ (1.4)	$ (0.2)	$ (18.5)	$ (0.6)	$ (87.6)	$ (82.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:									
Depreciation and amortization	15.5	25.7	6.9	0.3	0.3	6.3	—	0.1	55.1
Depreciation and amortization (included in cost of revenue)	9.1	—	—	—	—	—	—	—	9.1
Amortization of equity method fair value adjustment at acquisition	—	(1.5)	—	—	—	—	—	—	(1.5)
Asset impairment expense	—	0.6	—	4.5	—	2.6	—	—	7.7
Other operating (income) expenses	0.5	(0.6)	—	—	—	(5.5)	—	—	(5.6)
Interest expense	9.3	4.7	3.5	—	—	9.6	—	68.4	95.5
Other (income) expense, net	(1.6)	(0.8)	1.3	—	(8.6)	2.7	0.6	2.3	(4.1)
Net loss (gain) on contingent consideration	—	—	—	(0.4)	—	—	—	—	(0.4)
Foreign currency (gain) loss (included in cost of revenue)	—	0.4	—	—	—	—	—	—	0.4
Income tax (benefit) expense	10.9	(0.4)	(0.8)	—	—	(1.5)	—	(8.1)	0.1
Noncontrolling interest	2.0	(1.2)	1.8	—	(3.4)	(3.8)	—	—	(4.6)
Share-based payment expense	—	1.6	—	—	0.1	0.6	—	5.5	7.8
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	5.3	4.8	0.1	0.4	—	1.2	—	1.5	13.3
Adjusted EBITDA	$ 75.7	$ 30.7	$ 17.0	$ 3.4	$ (11.8)	$ (6.3)	$ —	$ (17.9)	$ 90.8

Total Core Operating Subsidiaries	$ 126.8

© 2020 HC2 Holdings, Inc.
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Reconciliation of U.S. GAAP Income (Loss) to Adjusted EBITDA

(in millions)

	Year ended December 31, 2018								
	Core Operating Subsidiaries				Early Stage & Other				
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other and Elimination	Non-operating Corporate	HC2
Net Income attributable to HC2 Holdings, Inc.									$ 162.0
Less: Net Income attributable to HC2 Holdings Insurance segment									165.2
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									19.2
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$ 27.7	$ 0.3	$ (0.9)	$ 4.6	$ 65.2	$ (34.5)	$ (2.9)	$ (81.9)	$ (22.4)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:									
Depreciation and amortization	7.4	27.2	5.5	0.3	0.2	3.3	0.1	0.1	44.1
Depreciation and amortization (included in cost of revenue)	7.0	—	—	—	—	—	—	—	7.0
Amortization of equity method fair value adjustment at acquisition	—	(1.5)	—	—	—	—	—	—	(1.5)
Asset impairment expense	—	—	0.7	—	—	0.3	—	—	1.0
Other operating (income) expenses	(0.2)	(0.7)	(0.2)	—	—	—	—	—	(1.1)
Interest expense	2.6	4.8	1.6	—	—	9.5	—	57.1	75.6
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	2.6	—	2.5	5.1
Net loss (gain) on contingent consideration	—	0.8	—	—	—	—	—	—	0.8
Other (income) expense, net	(2.6)	(1.8)	0.3	0.1	—	1.5	4.6	(4.8)	(2.7)
Gain on sale and deconsolidation of subsidiary	—	—	—	—	(102.1)	—	(1.6)	—	(103.7)
Foreign currency (gain) loss (included in cost of revenue)	—	0.1	—	—	—	—	—	—	0.1
Income tax (benefit) expense	11.9	0.2	(1.1)	—	—	(1.0)	(1.6)	(6.6)	1.8
Noncontrolling interest	2.2	—	(0.4)	—	19.1	(1.9)	(1.1)	—	17.9
Bonus to be settled in equity	—	—	—	—	—	—	—	2.0	2.0
Share-based payment expense	—	1.9	—	—	0.2	1.6	0.3	5.0	9.0
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	4.9	1.4	—	0.3	2.5	1.7	—	0.7	11.5
Adjusted EBITDA	$ 60.9	$ 32.7	$ 5.5	$ 5.3	$ (14.9)	$ (16.9)	$ (2.2)	$ (25.9)	$ 44.5
Total Core Operating Subsidiaries	104.4								

© 2020 HC2 Holdings, Inc.
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© 2020 H C 2 H OLDINGS , I NC . Reconciliation of U.S. GAAP Income to Pre - tax Insurance AOI (1) The Insurance segment revenues are inclusive of realized and unrealized gains and net investment income for the year ended December 31 , 2019 and 2018 . Such adjustments are related to transactions between entities under common control which are eliminated or are reclassified in consolidation . Three Months ended December 31, Year ended December 31, 2019 2018 Increase / (Decrease) 2019 2018 Increase / (Decrease) Net income (loss) - Insurance segment $ (15.2) $ 22.4 $ (37.6) $ 59.4 $ 165.2 $ (105.8) Effect of investment (gains) (1) 1.7 21.5 (19.8) (1.9) (5.6) 3.7 Asset impairment expense 47.3 — 47.3 47.3 — 47.3 Gain on bargain purchase — (6.3) 6.3 (1.1) (115.4) 114.3 Gain on reinsurance recaptures — (29.2) 29.2 — (47.0) 47.0 Acquisition costs 0.1 0.3 (0.2) 2.1 2.8 (0.7) Insurance AOI 33.9 8.7 25.2 105.8 — 105.8 Income tax expense (benefit) (23.4) 0.6 (24.0) (20.1) 0.6 (20.7) Pre - tax Insurance AOI $ 10.5 $ 9.3 $ 1.2 $ 85.7 $ 0.6 $ 85.1 19 The table below shows the adjustments made to the reported Net income (loss) of the Insurance segment to calculate Insurance AOI and Pre - tax Insurance AOI (in millions) .